Exhibit 99.1

                  INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders
Lakeland First Financial Group, Inc.

We have audited the accompanying consolidated balance sheets of Lakeland First Financial Group, Inc. (the "Corporation") and Subsidiaries as of June 30, 1993 and 1994, and the related consolidated statements of income, changes in stockholders equity and cash flows for each of the years in the three-year period ended June 30, 1994. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Lakeland First Financial Group, Inc. and Subsidiaries as of June 30, 1993 and 1994, and the results of their operations and their cash flows for each of the years in the three-year period ended June 30, 1994, in conformity with generally accepted accounting principles.

As discussed in Note 1 to consolidated financial statements, the Corporation changed its method of accounting for income taxes during the year ended June 30, 1993.

                                          STEPHEN P. RADICS & CO.

July 22, 1994
Haledon, New Jersey